Exhibit 10.21

Contract P30 — LEADER PRICE integrated

CONTRACT FOR THE CDISCOUNT P30 PICK-UP SPOT

Between

The company CDISCOUNT SA, whose head offices are located at 4-6 Cours de l’Intendance, 33000 Bordeaux, registered under No. 424 059 822 in the business and companies register of BORDEAUX,

Duly represented by Mr Ani ENARD-DENDE, Director of B2B development,

Hereinafter known as CDISCOUNT;

And

The company FRANPRIX LEADER PRICE HOLDING, whose head offices are located at 2 Route du Plessis, 94430 CHENNEVIERES SUR MARNE, registered under No. 343 045 316 in the business and companies register of CRETEIL, acting on behalf of its subsidiaries,

Duly represented by Mr Pascal RIVET

Hereinafter known as LEADER PRICE;

1. PURPOSE OF THE AGREEMENT

The purpose of this contract (hereinafter known as the “Contract”) is to define the conditions according to which LEADER PRICE will provide a service to CDISCOUNT and its customers, known as the “PICK-UP SPOT” service, at the stores belonging to LEADER PRICE (hereinafter known as the “Store(s)”), i.e. a service to deliver products outside of people’s homes that consists of allowing the customers of CDISCOUNT to come to stores belonging to LEADER PRICE in order to deliver to them the products that they have ordered on the website www.cdiscount.com, or on any other e-commerce website that is directly or indirectly operated by CDISCOUNT.

The LEADER PRICE Stores will also provide supplementary services as well as the “PICK-UP SPOT” service. These supplementary services are defined in Appendix 3.

The list of Stores that will provide the “PICK-UP SPOT” service and the supplementary services will be drawn up and updated according to the model found in Appendix 1.

2. DURATION OF THE AGREEMENT

This Contract comes into effect on 1 June 2014.

It is being signed for an initial term lasting ten (10) years, automatically renewable for terms of the same length, and each Party is free to cancel it at the end of each term as long as it complies with a pre-notice period of two (2) years, notice of which is given by registered mail with notice of receipt.

3. ORGANIZATION

3.1. NATURE OF THE PRODUCTS:

The products that will be received by the Stores to be delivered to the customers of CDISCOUNT are consumer products whose weight may exceed 30 kg (refrigerators, washing machines, etc.) or bulky products (sofas, LCD televisions, dryers, etc.).

3.2. SIGNS WITHIN THE SHOP

CDISCOUNT will provide a “CDISCOUNT PICK-UP POINT” Labelling and Information Kit to each store using the CDISCOUNT marketing style guide. This Labelling and Information Kit must be installed in each Store in order to direct the customer towards the area where the Pickup Point is located. This Labelling and Information Kits must be kept in the Stores throughout the term of the Contract. If it is damaged, the Store must notify CDISCOUNT immediately so that a new Kit can be set up.

3.3. DELIVERY TO STORES

3.3.1. DELIVERY DAYS

CDISCOUNT will deliver to the Stores on the normal scheduled delivery days as agreed to with LEADER PRICE.

CDISCOUNT may need to request extra delivery days, especially in planning for and/or in the course of times when there is a lot of business. Where necessary, CDISCOUNT will inform Leader Price of this and confirm the new schedule.

CDISCOUNT may also have to cancel these extra delivery days, especially if business is slow for “PICK-UP POINT” sales at a Store. The Store will be informed of this by CDISCOUNT, via email, with one (1) month’s notice.

3.3.2. TRACKING OF THE PACKAGES DELIVERED

Receiving and updating the software for tracking packages: Each Store agrees to update the software for tracking packages that is provided by CDISCOUNT, using a PC or a Smartphone, depending on the equipment that is available at the Store, as soon as they receive a package, and at the latest within 24 hours after it is received.

This information makes it possible for CDISCOUNT to then inform its customers that their packages are available at the Store, and therefore to comply with its undertakings in respect to its customers.

Issues upon delivery: When packages arrive at the Store, the Store must make a point of monitoring how many and what packages have been received. If the person in charge of receiving the packages at the Store is not the person in charge of uploading the information on the packages into the tracking software, the Store must make sure that its employees are certain that correct and complete information on this is shared between them.

Each Store must make sure that all issues as applicable are stated on the consignment notes. Consignment notes that have issues must be sent within 24 hours to CDISCOUNT, along with the “Description of Anomalies” by email to point.retraitp30@cdiscount.com, and the subject line must say only “ISSUES/DELIVERY”.

All Stores must keep the consignment notes for one (1) year (whether they have issues or not).

Any request made by CDISCOUNT for a consignment note (whether it has issues or not) or for a Description of Anomalies that is not complied with within 10 days will trigger the application of the compensation measures whose rules are listed in Appendix 2.

The Store will keep packages that have issues reported on the consignment note, while waiting for the issue to be resolved or for the package to be returned, and will ensure that these packages are stored in a safe and secure manner.

Compliance with the procedure for tracking packages: Any failure to comply with the aforementioned obligations will constitute a serious breach by the Store of one of its essential undertakings.

3.3.3. RECOVERING PALETTES

CDISCOUNT will deliver the packages on palettes that are deemed to be “unrecoverable”. Upon receiving them, each Store will be responsible for destroying them or giving them to a third party of its choice.

3.4. STORING THE PACKAGES AT THE STORE

A storage area at the Store must be dedicated to the products belonging to CDISCOUNT. The products may be stored on a rack or on pallets on the ground. All equipment that is necessary to store the packages is the responsibility of the Store.

When a new Store is launched, LEADER PRICE will inform CDISCOUNT of this by emailing point.retraitp30@cdiscount.com, and the subject line must say ALERT/STORAGE only, indicating the maximum storage capacity of the Store when it launches.

If there are any problems (changes to the amount of storage space or loss of storage space), the Store undertakes to inform CDISCOUNT immediately by emailing point.retraitp30@cdiscount.com, and the subject line must say “ALERT/STORAGE” only, in order to ensure that CDISCOUNT is able to continue to carry on its activities properly.

The failure to comply with this undertaking may lead to CDISCOUNT refusing to pay for the services provided by the Store over the course of the term in which the business activities of CDISCOUNT were manifestly harmed by this failure to comply. The performance indicators recorded by CDISCOUNT shall serve as proof in order for the Parties to determine how long the disturbance lasted.

3.5. DELIVERING THE PACKAGES TO CDISCOUNT’S CUSTOMERS

3.5.1. Quality of reception of customers: Each Store declares that it is aware that the type of welcome that is given to customers and the services that are provided to them will have direct consequences on the professional reputation of CDISCOUNT as an e-commerce provider. As such, each Store undertakes to provide these services with the greatest possible care, and especially to always welcome the customers of CDISCOUNT in a friendly and courteous manner, to minimize their waiting time, and to ensure that the employees for the PICK-UP SPOT are dressed in appropriate working attire. Each Store furthermore undertakes to keep its premises clean and maintain a friendly atmosphere, as well as to ensure that the Labelling and Information Kit for the CDISCOUNT PICK-UP SPOT provided to it by CDISCOUNT is visible at all times.

3.5.2. Opening hours and schedule for customers - continuity of service: Each Store undertakes to ensure that the packages are delivered to customers at all times during its opening hours as these were declared to CDISCOUNT. Continuity of service is an essential undertaking for each Store, which must always ensure that there is a trained representative available to provide the services described in this Contract.

Each Store shall set its own opening hours and schedule, and undertakes to keep the Store open at least five days a week between Monday and Saturday, as well as ensuring that each scheduled opening time lasts for a continuous minimum of two hours and 30 minutes.

In the event that exceptional circumstances make it impossible to keep a store open for the days and or times that were initially given to CDISCOUNT, the Store undertakes to inform CDISCOUNT immediately by emailing point.retraitp30@cdiscount.com, and the subject line must say ALERT/CLOSING only, in order to ensure that CDISCOUNT is able to continue to carry on its activities properly.

During the end of the year holidays or when Sales are happening, CDISCOUNT may request that certain Stores stay open during exceptional hours/days. The Parties shall make an agreement together on the conditions for these exceptional opening hours.

3.5.3 Methods for delivering packages to customers: the customers of CDISCOUNT who have been informed that their packages have arrived at the Store have fifteen (15) days, beginning from the day that the Store has updated the tracking software as indicated in 3.3.2.preceding, to come to the Store and pick up their packages. Customers may appoint a third party of their choice in order to pick up their packages.

In both cases, each Store warrants and undertakes the following:

(i)             To ensure that one piece of official identification is provided to it, according to the following list: National or Foreign Identity Card, French or foreign passport, French or foreign driver’s license, Military Identification issued by the French military authorities, Temporary Resident Card, Resident Card, Algerian Residence Certificate or proof of

Algerian nationality, a card proving nationality from a Member State of the European Union or the European Economic Area. The customer may present either the original of the identification document or a copy of it.

(ii)          To verify that the identification that is presented is in fact the identification of the CDISCOUNT customer who ordered the item(s) from CDISCOUNT.

(iii)       If a third party is asked to pick up the package, the Store also undertakes to request that this third party provide the original (or a copy) of the official identification of the person who placed the order for the item(s) from CDISCOUNT.

In the aforementioned cases, the identity of the customer as presented must correspond to the identity that is mentioned in the “address for invoicing” section of the delivery slip for the package.

Before any packages delivered to a customer, each Store must ensure that the package or packages in question have in fact been uploaded to the tracking software (under the tab “delivering packages to customers”). Failing this, this breach by the Store will automatically lead to the following sanctions:

•                  CDISCOUNT refusing to pay LEADER PRICE for the corresponding services that have been provided by the Store;

•                  LEADER PRICE having to pay CDISCOUNT the purchase price of the product contained in the package. Purchase price is understood by the Parties to mean the price paid by CDISCOUNT to its suppliers to purchase the said product.

The customer must load the packages into his/her vehicle. Nevertheless, if the person is alone, is having problems loading the item into their vehicle, and requests assistance, the Store will provide assistance.

3.5.4. Entering Information into the software for tracking packages: As soon as a package or packages have been given to a customer of CDISCOUNT, the Store must upload this information into the software for tracking packages within 24 hours (using a PC or a Smartphone).

3.5.5. Signing and filing the Tracking Slip: As soon as the Store has delivered a package or packages to a customer of CDISCOUNT, it must immediately have the customer sign the “Tracking Slip” (on a PC or a Smartphone).

In the event that the customer wishes to report a problem about the package that is given to him, the Store will make sure to legibly report the problem of the Customer on the Tracking Slip, on a Smart phone (if the Store has Smartphone’s) or on paper (if the Store has a PC) and in that case, it will give a copy of the Tracking Slip to the customer.

Tracking Slips that have reported issues must be sent within 48 hours to CDISCOUNT by emailing point.retraitp30@cdiscount.com, and the subject line must say ISSUE/TRACKING SLIP only.

The Store must keep and file paper Tracking Slips signed by customers for six (6) months.

Any request made by CDISCOUNT for paper Tracking Slips that are signed (whether they have issues reported or not) that is not honoured within 10 days will trigger the application of the compensation rules described in Appendix 2.

3.5.6. Changes for the procedure to deliver packages to customers: CDISCOUNT reserves the right to make changes at any time to the procedure for delivering packages to customers as described in Article 3.5, especially the software that is made available to each Store, whether this change is logical and/or relevant.

Each Store will be informed of these changes as soon as possible, and it undertakes to apply all new procedures that are sent to it by CDISCOUNT.

3.5.7. Compliance with the procedure to deliver packages to customers: Any failure to comply with any of the obligations described in Article 3.5 above shall constitute a serious breach by the Store of one of its essential undertakings.

3.6. RETURNING PACKAGES TO CDISCOUNT

Each Store undertakes to return the following to CDISCOUNT:

•                  any packages that had issues has described in 3.3.2 above;

•                  any packages that are not picked up by a customer of CDISCOUNT within a term of fifteen (15) business days as described in 3.5.3 above.

Each Store shall return packages using the following procedure:

A. Daily description of packages to be returned:

1.              Search for packages that need to be described in the software

2.              Post the list of packages to be described

3.              Go and get the packages

4.              Put the packages on different palettes based on their condition (damaged/in good condition)

5.              Describe the package in the software

6.              Put the package where it goes: into a section that is reserved for “returned items that have been described”.

B. Upon the request of CDISCOUNT, prepare the BPRs within 48 hours:

1.              Post the list of packages from the BPR

2.              Redistribute the packages from the BPR

3.              Check off the BPR in the tracking software

4.              Organize the packages and palettes for the BPR so that they will be able to be quickly identified for shipping.

C. Upon the request of CDISCOUNT, send the BPR/BL on the day that is planned for them to be picked up:

1.              Consult the BPRs to be sent

2.              Posts the shipping documents

3.              Load the truck and make sure that the items that have been loaded correspond to the shipping documents

4.              Give the shipping documents to the driver

5.              Check off that the items have been shipped in the software, making sure that you verify that the packages have in fact been shipped before you check off that they have been shipped on the computer.

Each Store undertakes to post the information on every package that is returned into the software, and to comply with the procedure that has been indicated.

In order to improve the conditions for returning items, CDISCOUNT reserves the right to make changes at any time to the procedure to return them, especially the software, whether this change is logical and/or relevant.

The procedure for returning packages as well as any updates will be sent to the Stores.

Each Store agrees to ensure that the updated procedure is used.

3.7. MANAGING DISPUTES - PROCEDURES FOR CLAIMS

In the event that some kind of an accident affects the package or that the package is lost and this is the fault of the Store, the Store agrees to inform CDISCOUNT of this as follows:

•                  by emailing point.retraitp30@cdiscount.com, and the subject line must say DAMAGE/LOSS only

•                  by filling out the “comments” section of the software.

In the event that some kind of an accident affects the package or that the package is lost and this is the fault of the Store, LEADER PRICE shall owe CDISCOUNT the compensation payments detailed in Appendix 2.

Any packages that are damaged by the Store become the property of LEADER PRICE, and it will take care of disposing of these at its own cost.

In the event that the packages are damaged or lost, LEADER PRICE will not owe any compensation if it can prove that the procedures implemented by CDISCOUNT in the framework of this Contract have been complied with.

3.8. THE SOFTWARE FOR TRACKING PACKAGES

CDISCOUNT will give each Store access to the software for tracking packages. Each Store must make sure that it keeps its passwords confidential and only gives them to the employees who were trained for the purposes of this Contract.

CDISCOUNT will take care of maintaining the software. Each Store on the other hand shall be responsible for providing the computers that are needed to use the software and for the upkeep thereof.

CDISCOUNT will train the employees of the Stores every time there are updates and changes to the software.

In the event that the software for tracking the packages malfunctions, the Store or LEADER PRICE will provide notice of this immediately to CDISCOUNT in order for the service to be re-established.

CDISCOUNT would like to underscore to LEADER PRICE and its Stores that it is imperative and essential to update the information in the software for tracking packages within the time limits that are described herein, as soon as a Store performs any action (receiving, sending, returning, updating information, etc.). Compliance with this obligation to update the information will be carefully monitored by CDISCOUNT. In the event of any noncompliance with this undertaking, CDISCOUNT may apply any of the provisions provided for in Article 6.4 below.

3.9. COLLABORATION

LEADER PRICE is hereby informed that given the nature of the services that its Stores will be providing within the framework of this Contract, the latter shall be included as full members in the CDISCOUNT Customer Relationship.

As such, LEADER PRICE as well as CDISCOUNT agrees to work closely together within the context of this Contract. LEADER PRICE, as well as each of its Stores, especially undertake to send information on all problems that they may note, as the Contract is executed, in order to make it possible for them to be dealt with as soon as possible, with both parties therefore contributing to the success of the service overall and to the satisfaction of CDISCOUNT’s customers.

4. IN-STORE TRAINING

4.1. INFORMATION ON THE SEASONAL NATURE OF THE RETAIL ACTIVITY

LEADER PRICE, as well as all of its Stores, acknowledges that they are aware of the seasonal nature of the activity of the CDISCOUNT website (including any other e-commerce website that is directly or indirectly operated by CDISCOUNT), which is characterized by the following:

•                  A spike in activity in the months of December and January (end of year holidays and winter sales)

•                  A spike of activity in the month of July (summer sales)

•                  Individual spikes of activity corresponding to the business promotion techniques used by CDISCOUNT whereby it awards prizes.

Throughout the term of the Contract, CDISCOUNT shall continue to provide regular information in a timely manner to LEADER PRICE and its Stores on any events related to the seasonal nature of the business, especially through the software that is made available to them.

Each Store therefore undertakes to prepare for these spikes in activity in order to maintain the continuity and the quality of the services provided.

4.2. TRAINING PROVIDED WHEN LAUNCHING

CDISCOUNT will provide initial training to the persons who are appointed by LEADER PRICE to act as “internal trainers” in order to execute this Contract.

The internal trainers will then be in charge of training the employees that are chosen by the store to serve the PICK-UP POINT stations when the service is launched.

CDISCOUNT has created training materials that will be available at all times and may be consulted by LEADER PRICE and the Stores using the software for tracking the packages.

4.3. TRAINING THE NEW EMPLOYEES AT THE STORE

Each Store agrees to train its new employees who were not present or had not been appointed by the Store during the training that was provided by the internal trainers from LEADER PRICE. Upon the request of the Store or of LEADER PRICE, CDISCOUNT may provide assistance over the telephone to the Store during this training.

4.4. FOLLOW-UP INFORMATION

CDISCOUNT will send each Store all the information that it needs using the welcome page of the software for tracking the packages.

Each Store will make sure that it consults this information as presented in the software for tracking packages on a daily basis, and apply all new instructions or operating procedures.

5. PRESENCE OF STORES ON THE WEBSITE WWW.CDISCOUNT.COM

CDISCOUNT will promote the Stores to all or some of the customers that live near the Stores as a potential way to receive their products, on the “DELIVERY” page for ordering and on the related pages for other methods of transportation that are usually offered by CDISCOUNT to its customers. CDISCOUNT shall be solely responsible for deciding what it considers to be the eligible area close to each Store.

6. QUALITY OF SERVICE

6.1. CUSTOMER SURVEYS

CDISCOUNT will send LEADER PRICE the results of customer surveys performed with customers of CDISCOUNT who have used the PICK-UP POINT service at the Stores.

6.2 IN-STORE SURVEYS

CDISCOUNT reserves the right to visit the Stores. Where applicable, it will send a report on its visit to LEADER PRICE and/or to the Store, describing any issues that need to be addressed in order to comply with the contract.

6.3. QUALITY OF SERVICE

CDISCOUNT will inform LEADER PRICE on the Quality of Service at its Stores, using a number of different indicators, and it may sometimes need to contact Stores and/or the executives of LEADER PRICE if there is any decrease in the performance indicators involving them. LEADER PRICE and its Stores agree to be contacted in order to discuss these indicators with CDISCOUNT and, where applicable, to find solutions in the event that the Quality of Service has decreased.

In particular, CDISCOUNT will provide information to LEADER PRICE on a weekly basis in regards to the following:

•                  The flow of packages that are received at the Stores

•                  The flow of packages that are delivered to customers

•                  Products that have been damaged while being received at the Stores

•                  Products that are damaged after they are received at the Stores

•                  Packages that are lost while they are being received at the Stores

•                  Packages that are lost after they are received at the Stores

•                  Any cases of non-compliance with the obligation to make notes on any issues when packages are received at the Stores

•                  Any cases of non-compliance with the obligation to update the software for tracking the packages according to the Contract

•                  Any declarations of errors made in referring to the packages when compared with the information contained in the shipping documents or in the software for tracking the packages

6.4. PROBLEMS WITH QUALITY:

In the event that there is a malfunction or a serious breach by one or more Stores to an essential obligation or in the event that there are repeated malfunctions or breaches noted by CDISCOUNT, especially within the context of the operations described in this Article 6, CDISCOUNT reserves the right, at its own choice, without penalties, to:

•                  Either temporarily suspend the Store(s) because of the limits of this Contract, until they can be returned to levels that make it possible to meet the expected Quality of Service;

•                  Or definitively exclude the Store(s) in question because of the limits of this Contract.

In both cases, Article 15 below shall apply.

In particular, a serious malfunction will be considered to be a cost of problems that is equal to or greater than 1% over any quarter. The cost of problems is evaluated by CDISCOUNT as a percentage of the claims made by CDISCOUNT or sent by its customers for damage to or loss of packages, when compared to the number of packages delivered over the same period.

7. FINANCIAL CONDITIONS

7.1. PRICING

CDISCOUNT will pay compensation of nine (9) euros excluding taxes to LEADER PRICE for each package received by each Store that is correctly recorded in the software for tracking packages.

This amount constitutes an overall, final, lump sum payment: it covers all of the services provided by LEADER PRICE and its Stores under this Contract. No other additional compensation shall be paid by CDISCOUNT.

7.2. REVIEW

The Parties agree to meet every two (2) years in order to renegotiate conditions and review the financial conditions of the Contract in good faith, especially taking into account market pricing and the situation of competitors who provide similar services, in order to make it possible for CDISCOUNT to maintain a competitive position in the market at all times.

7.3. INVOICING AND PAYMENT TERMS

At the latest on the fifth (5TH) of Month M + 1, CDISCOUNT will send LEADER PRICE the activity report for month M, describing the following:

•                  The packages received and delivered by each Store in the course of the month M as declared by the latter in the software for tracking packages

•                  Compensation paid, especially for losses/damages that may potentially be applied by CDISCOUNT

•                  The total amount to be invoiced by LEADER PRICE to CDISCOUNT

LEADER PRICE will issue an invoice for month M based on the aforementioned activity report. This invoice must show the details of invoicing for each package.

CDISCOUNT will pay the invoices 30 days from the end of the month, beginning from the date of the invoice. In the event that payment is late, late payment interest will be due according to the law, beginning from the due date for the invoice, at the legal interest rate.

CDISCOUNT may offset the debts owed to it by LEADER PRICE with those owed to LEADER PRICE by CDISCOUNT, subject to the conditions for legal compensation being met.

8. EXCLUSIVITY

Throughout the term of the Contract, LEADER PRICE agrees to refrain from entering into any similar agreement with any other distribution company for Internet sales of consumer products, whether this company is primarily involved in doing business over the web or not, without the prior, express agreement of CDISCOUNT.

The aforementioned prohibition does not involve agreements entered into by LEADER PRICE:

•                  With the other companies belonging to Groupe Casino OR

•                  Before this Contract was signed.

9. DATA AND PERSONAL INFORMATION

CDISCOUNT owns all rights to all of the data, especially the personal information related to the customers of CDISCOUNT, which is sent to LEADER PRICE and its Stores in order to execute the Contract.

Because this information belongs to CDISCOUNT, both during the term of the Contract as well as afterwards, and because in addition some of the information belonging to the customers is personal in nature for CDISCOUNT’s customers, LEADER PRICE agrees to refrain from directly or indirectly infringing upon the rights of CDISCOUNT or its customers, especially by making any of this information available to competitors and/or to unauthorized third parties, by processing it and/or using it for any purpose other than the purpose provided for under this Contract.

To this effect, LEADER PRICE undertakes to take all necessary measures in order to protect these rights, both in regards to its Stores as well as its personnel and third parties, and in particular, it will ensure the following:

•                  That access to the package tracking software is limited only to its employees who are involved with executing this Contract

•                  That none of the data contained in the package tracking software is exported

•                  That it will refrain from using computer processing on any of the information that is found on the packages

The Parties must comply with French and European Community legislation and regulations that are applicable in regards to protecting private life and personal information.

As the party responsible for the processing, CDISCOUNT will personally ensure that it complies with the formalities that are incumbent upon it according to the Law on Computers and Freedom (No. 78-17 dated 6 January 1978, amended).

10. LIABILITY AND GUARANTEES

LEADER PRICE makes the following declaration:

•                  It acknowledges that it is aware of and unreservedly accepts the needs that have been expressed and the results that CDISCOUNT expects to achieve

•                  It has the means and the knowledge that are needed in order to be able to ensure that the services that are the purpose of this Contract are provided

•                  It is able to provide support to deal with potential increases in the intensity of the activities of CDISCOUNT, especially during activity spikes as mentioned above, under the conditions provided for in this Contract, and within the limits of maximum capacity indicated by LEADER PRICE (see Article 4.1 above)

•                  It is aware of and it is able to meet the requirements for the service levels that are expected by CDISCOUNT.

By mutual agreement, the Parties expressly agree that the liability of LEADER PRICE shall be subject to a performance obligation that is defined according to the indicators for performance and quality.

11.  UNDER THE TABLE WORK - COMPANY OBLIGATIONS

LEADER PRICE undertakes to comply with the provisions of the Labour Code related to the fight against illegal workers, and more generally to comply with all of its obligations as defined under the same Code, and to provide proof of this upon the first request of CDISCOUNT.

12. INSURANCE

LEADER PRICE hereby declares that it has signed an insurance policy with an insurance company that is known to be solvent and that has offices in France, in order to deal with any monetary consequences of its professional civil, criminal and/or contract liability because of any personal, material, or intangible damages that may be undergone by CDISCOUNT or by any third party within the context of executing this Contract. As such, LEADER PRICE undertakes to pay the premiums and payments related to the said insurance policy, and more generally, to comply with all obligations in order to cover all of the activities that are related to the Contract.

LEADER PRICE must be able to provide a dated statement signed by its insurer, upon a simple request made by CDISCOUNT, which proves that it has taken out professional civil liability insurance coverage, for which it must pay the premiums, which covers personal, material, and intangible damages. This statement must specify the amount and the scope of the guarantee, as well as the term of validity for the coverage that has been taken out.

13. CONFIDENTIALITY

Both Parties agree to maintain all information obtained during the negotiation, signing and execution of the Contract and thereafter confidential, and they agree to refrain from sending all or any part of the said information to any other party, directly or indirectly. If either of the Parties finds itself obliged, because of regulations or legal requirements, to send any confidential information to third parties, it must first notify the other Party of this as soon as possible.

14. SUSPENDING/TERMINATING CONTRACTUAL RELATIONS

14.1 In the event that a Store is temporarily or definitively suspended from participating in this Contract, upon a decision made by CDISCOUNT as a consequence of the breach or malfunction as described in Article 6.4 above, CDISCOUNT shall provide written notice of its decision to LEADER PRICE.

14.2 In the event that contract relations are broken off for whatever reason, or in the event that Store is temporarily or definitively suspended, upon a decision made by CDISCOUNT, the Parties shall comply with the following provisions:

•                                          In the event that the contract is terminated or a Store is temporarily or definitively suspended from participating:

•                  The Parties shall comply with the minimum pre-notification period of 21 days, which is necessary for packages that are still being processed to be delivered (packages at the Store, and those that are on their way), in order for contract relations to end appropriately;

•                  LEADER PRICE shall ensure that packages are delivered to customers and unclaimed packages are returned to CDISCOUNT, until packages that are still being processed have been dealt with on the day that the Contract ends;

•                                          In the event that contract relations come to an end, in addition:

•                  LEADER PRICE will return to CDISCOUNT all data, files, documents, and information belonging to the latter

•                  After returning these items, LEADER PRICE will ensure that all of the data, files, documents, and information belonging to CDISCOUNT is definitively removed from all of its systems or data storage supports belonging to LEADER PRICE, and it shall provide proof of this destruction to CDISCOUNT.

15. APPLICABLE LAW - JURISDICTION

This Contract is governed by French law. IN THE EVENT OF ANY DISPUTE RELATED TO THE CONTRACT, THE COMMERCIAL COURT OF THE DEFENDANT SHALL BE GRANTED SOLE JURISDICTION, EVEN IF THERE ARE SEVERAL DEFENDANTS OR IF THERE ARE ANY

SUMMONS TO INTERVENE AS A THIRD PARTY IN LITIGATION, SUMMARY PROCEEDINGS, OR CONSERVATORY MEASURES ORDERED.

Signed on 16 May 2014

For CDISCOUNT	For LEADER PRICE

[signature]	[signature]

Appendixes:

1. Template for the list showing the locations of the Stores to provide the Pick-up Point Service

2. Rules governing compensation

3. Supplementary services

APPENDIX 1

Template for the list showing the locations of the Stores to provide the Pick-up Point Service

This list will be updated as Pick-up Point services are open/closed in the different Stores as agreed to by the Parties.

ID for location	Name of Pick-up Point	Postal Code	Department number	Region	Department	City

APPENDIX 2

COMPENSATION RULES

Article	Obligation of the Store	Breach	The consequences of which are		Conditions for compensation to be paid to CDISCOUNT
3.3.2	To receive the packages from the shipper	Failure of the Store to monitor the number and type of packages and to make note of issues on the consignment notes	Loss (missing package): The product cannot be found in the stock of the Store The consignment note from the shipper does not note any issues Consequence: CDISCOUNT cannot hold the shipper liable		€350/package

			Damage: The package is damaged The consignment note does not note any issues Consequence: CDISCOUNT cannot hold the shipper liable	Irreparable damage to the product (broken product) that makes it impossible to deliver it to the customer	€350/package
				Obvious damage to the product or to its packaging that makes it impossible to deliver it to the customer	€120/package

3.5.5	Delivering packages to the customer*	No proof that the package was delivered to the customer	Loss (missing package): The Store is unable to prove that the package was delivered to the customer (there is no signed tracking slip)		€350/package
Inability to prove that the package was delivered in good order to the customer

Damage:

The customer reported an issue on the Tracking Slip.

The Store is unable to prove that the package was delivered in good order to the customer (there is no signed Tracking Slip that proves there were no issues)

* If the customer has been informed that his package has arrived at the Store

APPENDIX 3

ADDITIONAL SERVICES

1. PROBLEM WHEN UNPACKING

When there is a problem with the product delivered to the customer that happens within 15 days following the delivery thereof, and when the customer reports this to CDISCOUNT, CDISCOUNT proceeds to exchange the product with the new product sent to the customer, which is identical to or similar to the one that was first ordered, in order to diagnose the issue.

Within the framework of the service provided by CDISCOUNT when there is a Problem when Unpacking, the Store undertakes to return packages to the customers under conditions that are identical to the ones set forth in the Contract. In return for returning them in this manner, CDISCOUNT will pay the P30 PICK-UP SPOT under conditions that are identical to the ones set forth in the contract.

The Store undertakes to take back the product that has been brought back by the customer because of a problem when unpacking. The Store shall return this product to CDISCOUNT under conditions that are identical to the one set forth in the contract.

2. TAKING BACK PRODUCTS UNDER WEEE (Waste Electric and Electronic Equipment)

Within the framework of applying the regulations related to the Program for Electric and Electronic Waste, each Store undertakes to take back any product, at no cost, that is brought back by the customer in exchange for the product contained in the customers package, subject to the customer complying with the principle of one for one, which means that the product returned by the customer must be the same type of product is the one contained in the package (for example, an old washing machine will be taken back by the Store if the product in the package is a new washing machine).

Each Store undertakes to manage the waste that is collected in this manner, and especially undertakes to comply with the regulations that apply to recycling Electric and Electronic Waste.